Exhibit 5.1

300 North LaSalle
Chicago, Illinois  60654

www.kirkland.com

June 17, 2016

NRG Yield, Inc.

804 Carnegie Center

Princeton, New Jersey 08540

Re:          Registration Statement on Form S-3

Ladies and Gentlemen:

We are acting as special counsel to NRG Yield, Inc., a Delaware corporation (the “Company”), in connection with the proposed registration by the Company and sale by selling stockholders of 13,068,169 shares of its Class C Common Stock, par value $0.01 per share (the “Class C Common Stock”), registered pursuant to a Registration Statement on Form S-3, filed with the Securities and Exchange Commission (the “Commission”), under the Securities Act of 1933, as amended (the “Act”) (such Registration Statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement”), to be issued upon conversion of the outstanding $287,500,000 aggregate principal amount of the Company’s 3.25% Convertible Senior Notes due 2020 (the “Convertible Notes”).

In connection therewith, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the corporate and organizational documents of the Company, including the Restated Certificate of Incorporation of the Company, (ii) minutes and records of the proceedings of the Company with respect to the issuance of the Convertible Notes, (iii) the Purchase Agreement dated June 23, 2015, among the Company, the guarantors named therein and the purchasers named therein (the “Purchase Agreement”), (iv) the Indenture, dated as of June 29, 2015, by and among the Company, the guarantors party thereto and Wilmington Trust, National Association, as trustee (the “Indenture”), (v) the Registration Rights Agreement, dated as of June 29, 2015, between the Company and the several purchasers named in Schedule I to the Purchase Agreement, and (vi) the Registration Statement.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the

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Company. We have not independently established or verified any facts relevant to the opinions expressed herein, but have relied upon statements and representations of officers and other representatives of the Company and others.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that the shares of Class C Common Stock issuable upon the conversion of the Convertible Notes, when issued in accordance with the terms of the Indenture, will be duly authorized and validly issued and are fully paid and nonassessable.

Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors’ rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) public policy considerations which may limit the rights of parties to obtain certain remedies and (iv) any laws except the laws of the State of New York and the General Corporation Law of the State of Delaware, including the applicable provisions of the Delaware constitution and reported judicial decisions interpreting these laws.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “blue sky” laws of the various states to the sale of the Class C Common Stock.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion after the date of effectiveness of the Registration Statement should the laws of the State of New York or the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise after the date hereof.

This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

Sincerely,

/s/ Kirkland & Ellis LLP

KIRKLAND & ELLIS LLP